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                                  Exhibit 23.1

   [Consent of Grant Thornton LLP, Independent Certified Public Accountants]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated March 5, 1999, accompanying the consolidated financial statements included in the Annual Report of Halsey Drug Co., Inc. on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of Halsey Drug Co., Inc. on Form S-8 (File No. 33-98396, effective October 19,
1995).


GRANT THORNTON LLP


/s/


New York, New York
March 5, 1999